Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

CORVAS INTERNATIONAL, INC.

          [ • ], 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach and mail in the envelope provided.    ê

MANAGEMENT RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

	FOR	AGAINST	ABSTAIN

PROPOSAL 1    To adopt the Agreement and Plan of Merger, dated February 24, 2003 (the “Merger Agreement”), by and among Dendreon Corporation, a Delaware corporation (“Dendreon”), Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Dendreon (“Merger Sub”), Charger Project LLC, a Delaware limited liability company and wholly-owned subsidiary of Dendreon (“Charger LLC”), and Corvas International, Inc., a Delaware corporation (“Corvas”), pursuant to which Merger Sub will merge with and into Corvas, with Corvas surviving as a wholly-owned subsidiary of Dendreon; and immediately thereafter Corvas will merge with and into Charger LLC, with Charger LLC surviving as a wholly-owned subsidiary of Dendreon.

	☐	☐	☐

PROPOSAL 2 In their discretion, to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.	☐	☐	☐

Receipt of the Joint Proxy Statement/Prospectus dated [ • ], 2003 is hereby acknowledged.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                                                  Date:                             Signature of Stockholder                                                          Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CORVAS INTERNATIONAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [ • ], 2003

The undersigned appoints Randall E. Woods and George P. Vlasuk, Ph.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Corvas International, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on [ • ], [ • ], 2003 at [ • ], Pacific time, at the Hilton La Jolla Torrey Pines, located at 10950 North Torrey Pines Road, La Jolla California, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

CORVAS INTERNATIONAL, INC.

[•], 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. - OR -	ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

Electronic Distribution

If you would like to receive future Corvas International, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via Email.

ê    Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.     ê

MANAGEMENT RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

	FOR	AGAINST	ABSTAIN

PROPOSAL 1    To adopt the Agreement and Plan of Merger, dated February 24, 2003 (the “Merger Agreement”), by and among Dendreon Corporation, a Delaware corporation (“Dendreon”), Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Dendreon (“Merger Sub”), Charger Project LLC, a Delaware limited liability company and wholly-owned subsidiary of Dendreon (“Charger LLC”), and Corvas International, Inc., a Delaware corporation (“Corvas”), pursuant to which Merger Sub will merge with and into Corvas, with Corvas surviving as a wholly-owned subsidiary of Dendreon; and immediately thereafter Corvas will merge with and into Charger LLC, with Charger LLC surviving as a wholly-owned subsidiary of Dendreon.

	☐	☐	☐

PROPOSAL 2 In their discretion, to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.	☐	☐	☐

Receipt of the Joint Proxy Statement/Prospectus dated [•], 2003 is hereby acknowledged.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                                                    Date:                         Signature of Stockholder                                                                    Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.